Exhibit 99.3

The following Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 2014 and the nine months ended September 30, 2015 combine the historical consolidated statements of operations of Creative Realities, Inc. (“CRI”) and ConeXus World Global, LLC and Affiliate (“ConeXus”), giving effect to the merger of ConeXus with and into CRI, as contemplated by that certain Agreement and Plan of Merger and Reorganization dated August 11, 2015 and amended on October 15, 2015, among CRI and ConeXus, as if the merger had been consummated on January 1, 2014, the beginning of the earliest period presented. The following Unaudited Pro Forma Condensed Combined Balance Sheets as of September 30, 2015, combines the historical balance sheets of CRI and ConeXus, giving effect to the merger as if it has been consummated on September 30, 2015.

On October 15, 2015 (the merger date), CRI issued 1,664,000 shares of Series A Preferred Stock and 16,000,000 shares of common stock (market value of $0.22 on merger date) to ConeXus debtholders and members for a total aggregate value of $6,630,000 less a hold back of $1,296,000. Held back were 416,000 shares of Series A Preferred Stock and 4,000,000 shares of common stock pending the completion of a reorganization of the capital structure of a Belgian affiliate of ConeXus. If this reorganization does not occur prior to March 31, 2016, the held back shares will not be issued to the former holders of ConeXus. As the acquirer, CRI preliminarily allocated the purchase price consideration to the estimated fair value of the tangible and intangible assets acquired and liabilities assumed from ConeXus, with the excess purchase price recorded as goodwill.

The pro forma combined financial information has been prepared in accordance with SEC Regulation S-X Article 11. The pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the combined operating results that would have occurred if the merger had been consummated on the dates and in accordance with the assumptions described herein, nor is it necessarily indicative of future results of operations of the combined company.

CRI has not completed the detailed valuation studies necessary to determine the fair values of ConeXus’ assets and liabilities, nor has it identified all adjustments necessary to conform ConeXus’ accounting policies to CRI's accounting policies. CRI has allocated the purchase price based on the preliminary estimated fair value of ConeXus’ assets acquired and liabilities assumed based on discussions with ConeXus’ management, preliminary valuation studies, and CRI’s due diligence. Accordingly, the unaudited pro forma purchase price allocation and related adjustments are preliminary and are subject to further adjustments as additional information becomes available and as valuations and analyses are completed. There may be increases or decreases in the fair value of ConeXus’ assets and liabilities reflected in the balance sheet, which may also impact the statements of operations. There can be no assurance that such final valuations of the assets acquired and liabilities assumed pursuant to the acquisition of ConeXus will not be materially different from the information presented below.

These Unaudited Pro Forma Condensed Combined Financial Statements have been developed from and should be read in conjunction with (i) the unaudited interim consolidated financial statements of CRI contained in its Form 10-Q that reports its results for the nine months period ended September 30, 2015 filed with the SEC and incorporated by reference herein, (ii) the unaudited interim condensed consolidated financial statements of ConeXus contained herein for the nine month period ended September 30, 2015, (iii) the audited consolidated financial statements of CRI for the year ended December 31, 2014, included in the CRI 2014 Form 10-K filed with the SEC and incorporated herein by reference and (iv) the audited consolidated financial statements of ConeXus for the year ended December 31, 2014, included herein.

Unaudited Pro Forma Condensed Combined Balance Sheets

September 30, 2015

(in thousands)	Creative Realitites, Inc.	ConeXus World Global, LLC and Affiliate	Pro Forma Adjustments	Note #	Creative Realities Combined
ASSETS
Current Assets
Cash and cash equivalents	$264	$158	$-		$422
Accounts receivable, net	1,842	975	-		2,817
Unbilled receivables	290	-	-		290
Work-in-process and Inventories	248	16	-		264
Prepaid expenses	217	25	-		242
Total current assets	2,861	1,174	-		4,035
Non-current assets
Property and equipment, net	902	48	-		950
Intangibles, net	3,738	-	1,109	4(a)	4,847
Goodwill	10,360	-	4,435	4(e)	14,795
Other assets	171	13	-		184
Total non-current assets	15,171	61	5,544		20,776
Total assets	$18,032	$1,235	$5,544		$24,811

Current liabilities
Current maturities of long term debt	$1,000	$881	$(823)	4(h)	$1,208
			150	4(h)
Current maturities of capital leases	12	-	-		12
Accounts payable	3,217	991	-		4,208
Accrued liabilities	2,091	299	200	4(i)	2,590
Short-term promissory note	200	-	-		200
Deferred revenues	1,589	267	-		1,856
Dividend payable	356	-	-		356
Total current liabilities	8,465	2,438	(473)		10,430
Non-current liabilities
Warrant Liability	1,355	-	-		1,355
Long term debt, net of discount and debt issuance costs	198	-	-		198
Other liabilities	344	-	-		344
Capital lease obligations, less current maturities	21	-	-		21
Total non-current liabilities	1,918	-	-		1,918
Total liabilities	$10,383	$2,438	$(473)		$12,348
Commitments and contingencies
Convertible redeemable preferred stock, net of discount	1,725	-	1,664	4(i)	3,389
Stockholders' equity (deficit)
Common Stock	462	-	160	4(i)	622
Additional paid-in capital	18,024	(915)	883	4(i)	21,502
			3,510	4(i)
Accumulated deficit	(12,562)	-	(200)	4(i)	(12,762)
Noncontrolling interest		(288)	-		(288)
Total shareholders' equity (deficit)	5,924	(1,203)	4,353		9,074
Total Liabilities and Equity	$18,032	$1,235	$5,544		$24,811

Unaudited Pro Forma Condensed Combined Statement of Operations

Nine Months Ended September 30, 2015

(in thousands)	Creative Realitites, Inc.	ConeXus World Global, LLC and Affiliate	Pro Forma Adjustments	Note #	Creative Realities Combined

Sales
Hardware	$2,557	$4,590	-		$7,147
Services and other	5,640	151	-		5,791
Total Sales	8,197	4,741	-		12,938

Cost of sales
Hardware	2,313	2,665	-		4,978
Services and other	3,236	424	-		3,660
Total costs of sales	5,549	3,089	-		8,638
Gross profit	2,648	1,652	-		4,300

Operating expenses
Sales and marketing expenses	921	612	-		1,533
Research and development expenses	510	-	-		510
General and administrative expenses	5,397	1,082	-		6,479
Depreciation and amortization expenses	1,296	3	166	4(a)	1,465
Loss on lease termination	638	-	-		638
Total operating expenses	8,762	1,697	166		10,625

Other income/(expense)
Interest expense	(529)	(61)	-		(590)
Change in fair value of warrant liability	797	-	-		797
Other income/(expense)	(69)	-	-		(69)
Total other income/(expense)	199	(61)	-		138

Net income (loss)	(5,915)	(106)	(166)		(6,187)

Deemed dividend on preferred stock	277	-	75	4(i)	352
Less net income/(loss) attributable to noncontrolling interests	-	(75)	-		(75)
Net income (loss) attributable to common shareholders	$(6,192)	$(31)	$(241)		$(6,464)

Basic and diluted loss per common share	$(0.13)				$(0.10)
Basic and diluted weighted average shares outstanding	46,218		16,000		62,218

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2014

(in thousands)	Creative Realitites, Inc.	ConeXus World Global, LLC and Affiliate	Pro Forma Adjustments	Note #	Creative Realities Combined

Sales
Hardware	$5,020	$3,433	$-		$8,453
Services and other	8,398	-	-		8,398
Total Sales	13,418	3,433	-		16,851

Cost of sales
Hardware	4,606	2,619	-		7,225
Services and other	5,446	-	-		5,446
Total costs of sales	10,052	2,619	-		12,671
Gross profit	3,366	814	-		4,180

Operating expenses
Sales and marketing expenses	1,179	393	-		1,572
Research and development expenses	492	-	-		492
General and administrative expenses	5,765	934	-		6,699
Depreciation and amortization expenses	817	3	222	4(a)	1,042
Total operating expenses	8,253	1,330	222		9,805

Other income/(expense)
Interest expense	(32)	(67)	-		(99)
Change in fair value of warrant liability	(8)	-	-		(8)
Other income/(expense)	1,127	-	-		1,127
Total other income/(expense)	1,087	(67)	-		1,020

Net loss	(3,800)	(583)	(222)		(4,605)
Less net income/(loss) attributable to noncontrolling interests	-	(62)	-		(62)
Deemed dividend on preferred stock	1,215	-	100	4(i)	1,315

Net loss attributable to common shareholders	$(5,015)	$(521)	$(322)		$(5,858)

Basic and diluted loss per common share	$(0.14)				$(0.11)
Basic and diluted weighted average shares outstanding	34,986		16,000		50,986

Note 1. Description of the Transaction

On October 15, 2015, CRI issued to debtholders and members of ConeXus a total of 1,664,000 shares of CRI Series A Preferred Stock and 16,000,000 shares of CRI common stock. As the acquirer, CRI preliminarily allocated the purchase price consideration to the tangible and intangible assets acquired and liabilities assumed from ConeXus, with the excess purchase price recorded as goodwill.

Note 2. Basis of Pro Forma Presentation

The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2014 and for the nine months ended September 30, 2015 give effect to the ConeXus merger as if it had been completed on January 1, 2014. The Unaudited Pro Forma Condensed Combined Balance Sheets as of September 30, 2015 gives effect to the ConeXus merger as if it had been completed on September 30, 2015.

The Unaudited Pro Forma Condensed Combined Financial Statements have been derived from the historical consolidated financial statements of CRI and ConeXus that are filed herein. Based on CRI’s preliminary review of ConeXus’ and CRI’s summary of significant accounting policies and preliminary discussions with management teams of CRI and ConeXus, the nature and amount of any adjustments to the historical financial statements of ConeXus to conform its accounting policies to those of CRI are not expected to be material.

The ConeXus merger is reflected in the Unaudited Pro Forma Condensed Combined Financial Statements as an acquisition of ConeXus by CRI in accordance with Accounting Standards Codification (ASC) Topic 805, "Business Combinations," using the acquisition method of accounting with CRI as the accounting acquirer. Under these accounting standards, CRI’s total estimated purchase price is calculated as described in Note 3 to the Unaudited Pro Forma Condensed Combined Financial Statements, and the assets acquired and the liabilities assumed of ConeXus are measured and recorded at their estimated fair values. For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, CRI estimated the fair values as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The fair value measurements utilize estimates based on key assumptions of the ConeXus merger, including historical and current market data. The unaudited pro forma adjustments included herein are preliminary and will be adjusted as additional information becomes available and as additional analyses are performed. The final amounts of the assets acquired and liabilities assumed in the acquisition of ConeXus may differ materially from the values recorded in the pro forma financial statements.

Estimated transaction costs have been excluded from the Unaudited Pro Forma Condensed Combined Statements of Operations as they reflect charges directly related to the ConeXus merger that do not have a continuing impact. However, the anticipated transaction costs are reflected in the Unaudited Pro Forma Condensed Combined Balance Sheets as an increase to accrued expenses and an increase to accumulated deficit. The Unaudited Pro Forma Condensed Combined Financial Statements do not include one-time costs directly attributable to the transaction, employee retention costs, severance costs or professional fees incurred by CRI or ConeXus pursuant to provisions contained in the ConeXus merger agreement, as those costs are not considered part of the purchase price.

CRI and ConeXus expect to incur costs associated with integrating the operations of CRI and ConeXus after the merger is completed. The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the merger.

Note 3. Estimate of Consideration Transferred

Based on CRI’s share price of $0.22 as of October 15, 2015, the ConeXus merger consideration was approximately $5.3 million; preferred stock $1.7 million, common stock – $3.5 million and note payable of $0.1 million. The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes unaudited pro forma adjustments to reflect the fair values of ConeXus' assets and liabilities. The allocation of the preliminary purchase price is as follows:

(in thousands)

Current assets	$1,174
Property and equipment	48
Goodwill	4,435
Other intangible assets	1,109
Other Assets	13
Total assets	6,779

Current liabilities	1,738

Plus noncontrolling interest	293

Estimated purchase price	$5,334

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited adjustments included in the Unaudited Pro Forma Condensed Combined Financial Statements are as follows:

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(a) Amortization. The adjustment to amortization expense recorded in depreciation and amortization is a result of the fair market value adjustments to assets acquired. The estimated fair value of the customer list intangible asset of $1.1 million is expected to be amortized on a straight-line basis over estimated useful life of five years, subject to the completion of the purchase price allocation. The purchase price allocation to identifiable intangible assets and the impact on amortization is as follows:

	Pro Forma		Pro forma Adjustments to Amortization Expense
		Useful lives	Year ended December 31,	Nine months ended September 30,
(in thousands)	Amounts	(years)	2014	2015

Customer list	$1,109,800	5	$221,960	$166,470

Total	$1,109,800		$221,960	$166,470

Fair market value adjustments and changes to estimate useful lives for ConeXus’ property and equipment are not expected to be significant and accordingly, no adjustments have been made to ConeXus’ recorded amount of property and equipment or depreciation.

(b) Elimination of transaction costs. Total CRI transaction costs related to the ConeXus merger have been estimated to be $0.2 million, of which $0.02 million were recorded as a selling, general and administrative expense within the Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2015. Total ConeXus costs related to the merger have been estimated to be $0.04 million, none of which has been recognized within the Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2015. The portion of the costs that were expensed, totaling $0.02 million for both companies, have not been recognized in the pro forma financial statements for the nine months ended September 30, 2015 due to immateriality. No costs related to this transaction were expensed within the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2014 for either CRI or ConeXus.

(c) Income tax expense.  Both CRI and ConeXus had net operating losses for the year ended December 31, 2014 and for the nine months ended September 30, 2015 and reflected no income tax expense or benefit. Similarly, the Unaudited Pro Forma Condensed Combined Statements of Operations reflect no income tax expense or benefit on the net loss before income taxes.

(d) Shares outstanding. The unaudited pro forma weighted average number of basic shares outstanding is calculated for each period presented by adding CRI’s weighted average number of basic shares outstanding for that period and the number of CRI shares that would have been issued as a result of the merger to ConeXus debtholders and members. The unaudited pro forma weighted average number of diluted shares outstanding is calculated by adding CRI's weighted average number of diluted shares outstanding for that period and the number of CRI shares that would have been issued pursuant to the ConeXus merger. Due to the pro forma combined net loss for the year ended December 31, 2014 and the nine months ended September 30, 2015, diluted common shares were excluded from diluted weighted average common shares outstanding as they would have been anti-dilutive.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(e) Goodwill. Reflects the preliminary estimate of the excess of the purchase price paid over the fair value of ConeXus' identifiable assets acquired and liabilities assumed and is not amortized. The estimated purchase price of the transaction and the excess purchase price over the fair value of the identifiable net assets acquired is calculated as follows (in thousands):

Preliminary purchase price	$5,334
Less: fair value of assets	899

Pro forma goodwill adjustment	$4,435

(f) Other intangible assets. Represents the unaudited pro forma adjustment to reflect the preliminary estimated fair value of ConeXus' intangibles of approximately $1.1 million, which consists of the customer lists. The provisional measurements of fair value reflected are subject to change. Such changes could be significant to the fair value and to the related amortization. See footnote 4(a) for further information on intangible assets.

(g) Accrued expenses. The adjustment amount represents an increase to accrued expenses of $0.2 million due to estimated transaction fees in addition to the $0.02 million of transaction fees accrued at September 30, 2015.

(h) Conversion of debt.   In connection with the ConeXus merger, ConeXus debt outstanding at September 30, 2015 of $0.8 million were converted into shares of CRI common stock.

(i) Stockholders' equity. The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the issuance of approximately 1.7 million shares of Series A Preferred Stock issued upon completion of the merger that increased CRI’s preferred stock by $1.7 (1.7 million shares at $1.00 par value). The Series A Preferred stock have a 6% cumulative dividend. This results in an annual dividend of $99,840. The dividend for year ended December 31, 2014 and for the nine months ended September 30, 2015 has been reflected in the Year Ended December 31, 2014 and the Months Ended September 30, 2015 Unaudited Pro Forma Statement of Operations.

The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the issuance of approximately 16.0 million CRI shares of common stock issued upon completion of the merger that increased CRI’s common stock by $160,000 (16.0 million of ordinary shares at $0.01 par value). Amounts to increase additional paid-in capital represent the fair value of the shares issued, less the par value of the shares issued.

The impact of the estimated transaction costs of $0.2 million to be incurred after September 30, 2015 (estimated total of $0.2 million less the amounts previously expensed of $0.02 million) is included in the accompanying Unaudited Pro Form Condensed Combined Balance Sheets with an increase to accumulated deficit of $0.2 million, and an increase to accrued expenses of $0.2 million for CRI costs. No impact on equity is reflected for ConeXus’ costs to be incurred after September 30, 2015 as they were substantially settled with shares.

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